Exhibit 10.2
SUBLEASE AGREEMENT

    THIS SUBLEASE AGREEMENT (the “Sublease”) is made as of the 5th day of June, 2025, by and between Agios Pharmaceuticals, Inc., a Delaware corporation (“Sublandlord”) and GNS Healthcare, Inc. d/b/a Aitia, a Delaware corporation (“Subtenant”).

RECITALS:

    WHEREAS, BRE-BMR 64 SIDNEY LLC, a Delaware limited liability company (“Landlord”), successor in interest to Up 64 Sidney Street, LLC, a Delaware limited liability company, as landlord, and Sublandlord, as tenant, are parties to the Lease dated November 17, 2017 (the “Original Lease”), as amended by the First Amendment of Lease dated April 11, 2018 (the “First Amendment”), as further amended by the Second Amendment to Lease dated as of December 14, 2018 (the “Second Amendment”), and as further amended by the Third Amendment to Lease dated as of April 11, 2019 (the “Third Amendment”, and collectively with the Original Lease, the First Amendment and the Second Amendment, the “Prime Lease”), pursuant to which Landlord leased to Sublandlord certain premises including approximately 7,407 rentable square feet of office space (the “Subleased Premises”) on the first (1st) floor of the building known as 64 Sidney Street, Cambridge, Massachusetts (the “Building”), and as further described on Exhibit A attached hereto. A redacted copy of the Prime Lease is attached hereto as Exhibit D and is incorporated herein by reference; and

    WHEREAS, Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord the Subleased Premises in accordance with the provisions of this Sublease.

    NOW THEREFORE, in consideration of the premises, the rents, and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.Sublease of Subleased Premises. Sublandlord does hereby sublease to Subtenant, and Subtenant does hereby sublease from Sublandlord, for the Term (as hereinafter defined) and upon the conditions hereafter provided, the Subleased Premises, together with all appurtenances and rights ancillary to the Subleased Premises, including without limitation the right to use, in accordance with the terms of the Prime Lease, the Common Areas (as defined in the Prime Lease). The Subleased Premises being sublet to Subtenant by Sublandlord under this Sublease are part of the premises being leased by Sublandlord from Landlord under the Prime Lease.

2.Term. The Term of this Sublease shall commence on November 1, 2025 (the “Commencement Date”), and shall expire, absolutely and without the need for notice from either party to the other, on February 15, 2028 (the “Term”), unless otherwise terminated as hereinafter provided.

3.Rent.

        a.    Beginning on the Commencement Date, Subtenant shall pay to Sublandlord, in lawful money of the United States, annual base rent (the “Base Rent”) during the first year of the Term in the amount of Three Hundred Eighty Five Thousand One Hundred Sixty-Four and 00/100 ($385,164.00) Dollars, payable in equal monthly installments of Thirty Two Thousand Ninety-Seven and 00/100 ($32,097.00) Dollars, which are payable on or before the first (1st) day of each calendar month during the Term, without notice or demand and without abatement, set-off or deduction (except that Subtenant shall pay the first monthly installment on the execution hereof), which Base Rent shall be adjusted on each anniversary of the Commencement Date as follows:

Period            Annual Base Rent         Monthly Base Rent

Year 1    (11/01/2025 – 10/31/2026)    $ 385,164.00            $ 32,097.00
Year 2    (11/01/2026 – 10/31/2027)    $ 392,867.28            $ 32,738.94
Year 3    (11/01/2027 – 02/28/2028)    $ 400,724.63**        $ 33,393.72

**Year 3 Annual Base Rent amount shown here will be prorated to three and one-half (3.5) months total.

b.    During the Term, the Subtenant shall pay directly to the provider charges for all separately metered utilities serving the Subleased Premises (if any), and shall pay to Sublandlord as additional rent (collectively, “Additional Rent”) its pro rata share of electric which shall be prorated to reflect Subtenant’s proportional usage based upon Subtenant’s proportional occupancy of the Building. For the avoidance of doubt, Subtenant shall be responsible for its pro rata share of electric for the separately metered first floor of the Building, which pro rata percentage shall equal 47.29% (7,407 RSF / 15,663 RSF). Additional Rent shall be paid within ten (10) days of invoice therefor. Subtenant shall pay to Sublandlord the then prevailing rate which is charged by Landlord to Sublandlord from time to time for each of the eleven (11) parking passes to be held by Subtenant.

4.Condition of Subleased Premises. Sublandlord shall deliver the Subleased Premises to Subtenant in its “as is, where is” condition and “with all faults” as existing as of the date of this Sublease (reasonable wear and tear excepted) provided that the Subleased Premises shall be in broom clean condition and shall be demised and with all required base building systems, including, but not limited to, HVAC, electrical, life safety and plumbing systems in good working condition. Sublandlord shall be responsible for maintaining all base building systems, including, but not limited to, HVAC, electrical, life safety and plumbing systems. Subtenant’s taking possession of the Subleased Premises shall be conclusive evidence as against Subtenant that the Subleased Premises were in good order and satisfactory condition when Subtenant took possession, provided that the provisions of this sentence shall not negate Sublandlord’s maintenance obligations hereunder. No promise of Sublandlord to alter, remodel or improve the Subleased Premises and no representation respecting the condition of the Subleased Premises or the Building have been made to Subtenant. Additionally, throughout the Term, Subtenant shall have the right to use, free of charge, the existing office furniture and IT and audiovisual equipment, as well as monitors and wiring and cabling in the Subleased Premises; such existing furniture is listed herein in Exhibit B. Subtenant shall have no obligations for the removal of the existing furniture and equipment at the end of the Term. Subtenant shall have the right to remove furniture and IT and audiovisual equipment during the

Term but shall be obligated to replace such furniture and IT and audiovisual equipment that has been removed at the end of the Term.

5.Use. Subtenant will use and occupy the Subleased Premises solely for general office use and any ancillary uses related thereto and for no other purpose. Subtenant has inspected the Subleased Premises and will accept the Subleased Premises in its condition existing on the date Subtenant takes occupancy of the Subleased Premises, subject to provisions of Section 4 of this Sublease.

6.Security Deposit. No later than August 1, 2025, Subtenant shall deliver to Sublandlord, and that Sublandlord shall hold the same throughout the Term of this Sublease as security for the performance by Subtenant of all obligations on the part of Subtenant hereunder, a security deposit in the amount of $90,000.00 (the “Security Deposit”). Sublandlord shall have the right from time to time, without prejudice to any other remedy Sublandlord may have on account thereof, to apply such deposit, or any part thereof, to Sublandlord damages arising from, or to cure, any default by Subtenant which continues beyond the expiration of any applicable grace or cure period. If Sublandlord shall so apply any or all of such deposit, Subtenant shall promptly upon demand deposit with Sublandlord the amount so applied to be held as security hereunder. Sublandlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 6, to Subtenant on the expiration or earlier termination of the Term of this Sublease and surrender of possession of the Subleased Premises by Subtenant to Sublandlord at such time, provided that there is then existing no default of Subtenant (nor any circumstance which, with the passage of time or the giving of notice, or both, would constitute a default of Subtenant). While Sublandlord holds such deposit, Sublandlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Sublandlord’s other funds.

7.Default Under and/or Termination of the Prime Lease.

a.    If for any reason the term of the Prime Lease is terminated prior to the anticipated expiration date of this Sublease, this Sublease shall thereupon terminate, and Sublandlord shall not be liable to Subtenant by reason thereof for damages or otherwise (except those arising out of (i) Sublandlord’s failure to remit rent to Landlord if rent hereunder is actually received by Sublandlord from Subtenant, or (ii) a default of the Prime Lease by Sublandlord which is not caused by Subtenant and is within Sublandlord’s reasonable control) and Sublandlord shall return to Subtenant the Security Deposit (subject to any deductions to which Sublandlord is entitled) and rent paid in advance by Subtenant, if any, prorated as of the date of the termination of the Prime Lease.

        b.    If Landlord elects to take over the right, title and interest of Sublandlord in accordance with the Prime Lease, it is understood and agreed that Landlord shall not (i) be liable for any previous act or omission of Sublandlord under this Sublease, (ii) be subject to any offset which theretofore accrued to Subtenant against Sublandlord, and (iii) be bound by any previous modification of this Sublease to which it has not consented, or by any previous prepayment of more than one month’s rent. In such event, Subtenant shall also, promptly upon Landlord’s request, execute and deliver all instruments reasonably necessary or appropriate to confirm such attornment and recognition. Subtenant hereby waives all rights under any present or future law to elect, by reason of the termination of the Prime Lease, to terminate this Sublease or surrender possession of the Subleased Premises.

        c.    From and after the date of any default by Sublandlord resulting in a termination, reentry or dispossession under the Prime Lease, until the date that this Sublease is terminated in accordance with this Section 7, upon written notice by Landlord, Subtenant shall pay all Base Rent, Additional Rent and any other sums due by Subtenant under the Sublease directly to Landlord and Subtenant shall continue to perform all of its obligations hereunder.

8.Notice of Default. Sublandlord hereby agrees to provide to Subtenant, within ten (10) business days after receipt thereof, a copy of any notice of default under the Prime Lease which Sublandlord receives from or sends to Landlord. Subtenant shall have the option, but not the obligation, of curing any monetary default which is not being contested by Sublandlord by forwarding to Sublandlord sufficient funds to cure such default. Sublandlord hereby agrees to immediately remit such sums to Landlord.

9.Subordination to and Incorporation of Terms of Prime Lease.

        a.    This Sublease is in all respects subject and subordinate to any mortgage, deed, deed of trust, ground lease or other instrument now or hereafter encumbering the Building or the land on which it is located, to the terms and conditions of the Prime Lease and to the matters to which the Prime Lease, including any amendments thereto, is or shall be subordinate. The terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements of the Prime Lease are incorporated into this Sublease by reference and made a part hereof as if herein set forth at length, and shall, as between Sublandlord and Subtenant (as if they were the landlord and the tenant, respectively, under the Prime Lease and as if the Subleased Premises were the Premises demised under the Prime Lease), constitute the terms of this Sublease, except to the extent that they do not relate to the Subleased Premises or are inapplicable to, directly conflict with, or modified or eliminated by, the terms of this Sublease. Sublandlord and Subtenant each agree to observe and be bound by each and every covenant, condition and provision of the Prime Lease insofar as any such covenant, condition or provision affects the Subleased Premises or Subtenant’s use thereof. Notwithstanding anything contained in this Sublease to the contrary, (i) Subtenant shall not be liable for (x) any of Sublandlord’s obligations under the Prime Lease accrued prior to the Commencement Date, or (y) the removal of any Hazardous Materials (as defined in the Prime Lease) existing in the Subleased Premises as of the Commencement Date unless introduced to the Subleased Premises by Subtenant, and (ii) Subtenant shall not be obligated to perform any structural changes to the Subleased Premises or other portions of the Building to comply with any laws unless such changes are related to or affected or triggered by (x) Subtenant’s particular use of the Subleased Premises or (y) Subtenant’s alterations or improvements. Subtenant acknowledges that it has reviewed and is familiar with the Prime Lease (as redacted). In confirmation of the subordination provided for in this Section 8.a., Subtenant shall, at Sublandlord’s reasonable request, promptly execute any requested or appropriate certificate or other document.

        b.    To the extent that Sublandlord is entitled under the Prime Lease to any abatement of rent as a result of damage or casualty to the Subleased Premises, then Subtenant shall have the right to an abatement of rent hereunder in an amount equal to the total rent required hereunder multiplied by a fraction equal to the number of square feet in the Subleased Premises rendered unusable divided by the number of square feet in the Subleased Premises rendered unusable.

        c.     Subtenant hereby assumes and agrees to perform faithfully and be bound by, with respect to the Subleased Premises, all of Sublandlord’s obligations, covenants, agreements and liabilities under the Prime Lease, and all terms, conditions, provisions and restrictions contained in the Prime Lease, except the following provisions of the Prime Lease:

(i)Section 2.1 – Premises and Delivery
(ii)Section 2.6 – Extension Options;
(iii)Section 2.7 – Right of First Offer;
(iv)Section 3.1 – Annual Fixed Rent;
(v)Section 3.2 – Real Estate Taxes;
(vi)Section 3.3 – Operating Expenses;
(vii)Section 5.2 – Maintenance (to the extent of any obligation to maintain any Dedicated Mechanical Systems and Equipment);
(viii)Section 12.8 – Brokerage; and
(ix)Section 12.16 – Solvent Storage

The reference in this Sublease to any particular section or article of the Prime Lease shall not in any way be deemed or construed to derogate from the general incorporation by reference of the entire Prime Lease (except as aforesaid) into this Sublease.
        d.    Subtenant shall not do anything which could result in a default under the Prime Lease, or permit the Prime Lease to be cancelled or terminated.

        e.    It is expressly understood and agreed that Sublandlord does not assume and shall not have any of the obligations or liabilities of Landlord under the Prime Lease and that Sublandlord is not making the representations or warranties, if any, made by Landlord in the Prime Lease. With respect to work, services, repairs and restoration or the performance of other obligations required of Landlord under the Prime Lease, Sublandlord’s sole obligation with respect thereto shall be to request the same, upon written request from Subtenant, and to use reasonable efforts to obtain the same from Landlord, which efforts shall not require initiating any litigation. Sublandlord shall not be liable in damages, nor shall rent abate hereunder, for or on account of any failure by Landlord to perform the obligations and duties imposed on it under the Prime Lease, except to the extent that Sublandlord is entitled to an abatement under the Prime Lease in connection with the Subleased Premises.

        f.    Whenever Subtenant desires to do any act or thing that requires the consent or approval of the Landlord pursuant to the Prime Lease, (i) Subtenant shall not do such act or thing without first having obtained the consent or approval of both Landlord and Sublandlord (and Sublandlord’s right to withhold consent or approval shall be independent of Landlord’s right, but shall not be unreasonably withheld, conditioned or delayed), and (ii) in no event shall Sublandlord be required to give its consent or approval prior to Landlord doing so, unless required by Landlord.

10.Signage. Sublandlord, at its sole cost and expense, shall request that Landlord provide to Subtenant Building standard signage on all tenant directories at the Building. Subtenant shall install, at its sole cost and expense, Subtenant’s signage at the entrance to the Subleased Premises. All signage to be installed at the Subleased Premises shall be subject to the approval of Landlord and subject to the terms of the Prime Lease. Subtenant shall not have any right to exterior Building signage. Sublandlord shall remove its existing signage at the entrance to the Subleased Premises prior to the Commencement Date at its sole cost and expense, and shall repair any damage caused by such removal.

11.Building Rules and Regulations. Subtenant shall comply with all rules and regulations of the Building.

12.Alterations. Notwithstanding anything to the contrary contained in the Prime Lease, Subtenant shall not make any improvements, alterations or changes to the Subleased Premises whatsoever, including without limitation, structural or non-structural changes, without the prior written consent of Sublandlord (which consent by Sublandlord shall not be unreasonably withheld, conditioned or delayed) and Landlord and in accordance with the terms of the Prime Lease. Subtenant will not suffer or permit to attach nor will it do any act or make any contract that may create the foundation of any mechanic’s or other lien for work, labor, services or materials, or otherwise, and whenever any such lien shall be filed or shall attach Subtenant will, within ten (10) days thereafter, secure a cancellation thereof by paying the same or in such other manner prescribed by law. Notwithstanding anything to the contrary herein, Subtenant shall have access to the existing tel/data closet and card reader systems located within the Subleased Premises for the purpose of installing, maintaining and/or repairing its own phone, IT, security and alarm systems at Subtenant’s sole expense, subject to written consent of Sublandlord and Landlord and in accordance with the terms of the Prime Lease.

13.Insurance. Subtenant shall maintain insurance of the kinds and in the amounts required to be maintained by Sublandlord under the Prime Lease and in accordance with all other requirements therein. All policies of liability insurance shall name as additional insureds the Landlord and Sublandlord and their respective officers, directors or partners, as the case may be, and the respective agents and employees of each of them. Subtenant shall deliver certificates evidencing such insurance prior to the Commencement Date. Before taking occupancy of the Subleased Premises, Subtenant shall provide Sublandlord with proof of such insurance. Nothing contained in this Sublease shall relieve Sublandlord from maintaining the insurance required of the “Tenant” under the Prime Lease during the term of this Sublease.

14.Assignment and Further Sublease. Provided that both on the date on which Subtenant notifies Sublandlord of its desire to enter into an assignment and on the date on which such assignment is to take effect, Subtenant is not in default of any of its obligations hereunder beyond the expiration of any applicable grace or cure period, during the term of the Sublease, Subtenant shall have the right to sub-sublease all or portion of the Subleased Premises subject to (i) Sublandlord’s written consent, which shall not be unreasonably withheld, conditioned or delayed, (ii) Landlord’s written consent, which shall be subject to and in accordance with the Prime Lease (including the right to terminate the Lease, and, accordingly the Sublease), and (iii) payment of any fee which is required by the Landlord. Subtenant will remain liable for all obligations under the Sublease. For avoidance of doubt, the provisions of Section 6.8 of the Prime Lease relating to “Permitted Transfers” shall be applicable to Subtenant provided however that, notwithstanding the provisions of the Prime Lease the Acquiring Company (as defined in the Prime Lease) of Subtenant’s assets shall be equal to the greater of Subtenant’s net worth as of the execution of this Sublease or the time of the sale, merger or consolidation. Assignment rights shall be pursuant the Prime Lease. Subtenant shall provide such financial and other information regarding the proposed assignee as reasonably requested by Sublandlord and/or Landlord. In the event that Sublandlord and Landlord consent to any assignment or sublease of the Subleased Premises other than to an Acquiring Company, as a condition of such consent, Subtenant shall pay to Sublandlord fifty percent (50%) of any rent, sum or other consideration to be paid or given in connection with any assignment or sublet (after first deducting Subtenant’s reasonable actual costs to sub-sublet the Subleased Premises), either initially or over time, in excess of Base Rent and Additional Rent hereunder, as if such amount were originally called for by the terms of this Sublease as Additional Rent. Subtenant shall furnish Sublandlord with a sworn statement, certified by an independent certified public accountant, setting forth in detail the computation of any such excess rent (which computation shall be based upon generally accepted accounting principles, including an amortization of Subtenant’s actual costs in such assignment or sublease (e.g., the cost of commissions, improvement allowance and any other reasonable actual out-of-pocket transaction cost)), and Sublandlord, or its representatives, shall have access to the books, records and papers of Subtenant in relation thereto, and to make copies thereof.

15.Access. Subtenant shall be afforded access to the Subleased Premises 24 hours a day, 7 days a week, and 365 days a year, and on all dates and at all times permitted by applicable government rules and regulations, and in accordance with the terms of the Prime Lease, excluding emergency events, which may cause the Building to limit access to tenants.

16.Surrender. Upon expiration of the Term or other termination of this Sublease, Subtenant shall quit and surrender to Sublandlord the Subleased Premises and remove all of its furniture, furnishings, personal property and equipment in order to leave the Subleased Premises, broom clean and in as good order, repair and condition as they were on the date the Term of this Sublease commenced, ordinary wear and tear and damage by fire or other casualty excepted. The obligations of Subtenant to perform this covenant shall survive the expiration or other termination of this Sublease. Notwithstanding the foregoing, in no event shall Subtenant be responsible for (i) the removal of any alterations or additions existing in the Subleased Premises prior to the Commencement Date, or (ii) any obligation to comply with the decommissioning requirements set forth in Section 12.9 of the Prime Lease (unless Subtenant uses any Hazardous Materials beyond customary cleaning and other office supplies).

17.Default; Remedies.

        a.    Sublandlord reserves the right to terminate this Sublease and Subtenant’s occupancy of the Subleased Premises in the event that (i) Subtenant fails to make any Base Rent payment, Additional Rent or any other monetary amount due under this Sublease within five (5) days of its due date, or (ii) Subtenant fails to observe and perform any of its obligations under this Sublease within fifteen (15) days after written notice thereof from Sublandlord, except to the extent such default cannot be cured within said fifteen (15) day period, in which event Subtenant shall have such additional time as may be necessary to cure such default so long as Subtenant has commenced cure within such fifteen (15) day period and is diligently and continuously pursuing the remedies necessary to cure such default. The acceptance of any late payments of Base Rent shall not be deemed a waiver of Sublandlord’s rights under this section. In the event it becomes necessary for Sublandlord to enforce its rights against Subtenant by legal action Subtenant shall pay all of Sublandlord’s reasonable legal costs and expenses in connection therewith including reasonable legal fees provided that Sublandlord is the prevailing party in such action.

        b.    In case of any such termination, Subtenant shall pay to and indemnify Sublandlord each month against all loss of rent and all costs, expenses, or obligations which Sublandlord may incur by reason of any such termination between the time of termination and the end of the Term, or, at such election of Sublandlord, exercised at the time of the termination or at any time thereafter, Subtenant shall pay to Sublandlord as damages, in a lump sum, the then present value of the aggregate amount of rent and other payments provided herein to be paid by Subtenant to Sublandlord through the time when the Term of this Sublease would have expired but for the default by Subtenant. It is understood and agreed that at the time of the termination or at any time thereafter that Subtenant shall be liable for any expenses incurred by Sublandlord in connection with obtaining possession of the Subleased Premises, with removing from the Subleased Premises property of Subtenant and persons claiming under Subtenant (including warehouse charges), with putting the Subleased Premises into condition for delivery to Landlord or reletting and with any reletting, including without limitation, reasonable attorneys’ fees and brokers’ fees, and that any monies collected from any reletting shall be applied first to the foregoing expenses and then to the payment of rent and all other payments due from Subtenant to Sublandlord.

18.Indemnification.

a.Subtenant shall indemnify and hold harmless Sublandlord from and against any and all losses, claims, damages, liabilities, actions, costs and expenses (including reasonable attorneys’ fees) incurred by Sublandlord arising out of or related to this Sublease or Subtenant’s use and occupancy of the Subleased Premises, unless caused by the intentional acts or negligence of Sublandlord. This indemnification shall survive termination of this Sublease.

b.Sublandlord shall indemnify, defend, and hold harmless Subtenant and its agents and employees from and against any and all claims, liabilities, damages, losses or expenses (including reasonable attorneys’ fees) which may be imposed upon or incurred by or asserted against Subtenant and/or its agents or employees by reason of any negligence or other wrongful act or omission on the part of Sublandlord or any of its agents, employees and contractors. This indemnification shall survive termination of this Sublease.

19.Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by certified mail, return receipt requested, personal delivery, Federal Express or other delivery service. If notice is given by certified mail, return receipt requested, notice shall be deemed given three (3) days after the notice is deposited with the U.S. Mail, postage prepaid, addressed to Subtenant or to Sublandlord at the address set forth below. If notice is given by personal delivery, Federal Express or other delivery service, notice shall be deemed given on the date the notice is actually received by Sublandlord or Subtenant. Either party may by notice to the other specify a different address for notice purposes.

    If to Sublandlord:    Agios Pharmaceuticals, Inc.
        88 Sidney Street
        Cambridge, MA 02139
        Attn: James Burns

    With a copy to:    Eckert, Seamans, Cherin & Mellott, LLC
        Two International Place, 16th Floor

        Boston, MA 02110
        Attn: Stuart A. Offner, Esq.

    If to Subtenant:    Prior to the Commencement Date
        GNS Healthcare, Inc. d/b/a Aitia
        561 Windsor Street
        Somerville, MA 02143
        Attn: Lyudmila Makowsky

        After the Commencement Date
        GNS Healthcare, Inc. d/b/a Aitia
        64 Sidney Street
        Cambridge, MA 02139
        Attn: Lyudmila Makowsky

    With a copy to:    Dalton & Finegold LLP
125 High Street, High Street Tower, Suite 405
        Boston, MA 02110
        Attn: James Cohen

If Sublandlord receives any notice from Landlord which affects Subtenant or the Subleased Premises, Sublandlord shall provide Subtenant with a copy thereof.

20.Hold Over. If Subtenant holds over after the expiration of the Term or earlier termination thereof, such tenancy shall be a tenancy at sufferance, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to 200% of Base Rent applicable during the last rental period of the Term. Such tenancy shall be subject to every other applicable term, covenant and agreement contained herein. For purposes of this paragraph holding over shall include (i) Subtenant’s remaining in the Subleased Premises after the expiration or earlier termination of the Term, and/or (ii) failing to deliver the Subleased Premises in the condition required in this Sublease or the Prime Lease (subject to the provisions of Section 16 of this Sublease). Nothing contained in this paragraph shall be construed as consent by Sublandlord to any holding over by Subtenant, and Sublandlord expressly reserves the right to require Subtenant to surrender possession of the Subleased Premises to Landlord as provided in the Sublease and Prime Lease upon the expiration or other termination of this Sublease. If Subtenant holds over without Sublandlord’s express written consent, and tenders payment of rent for any period beyond the expiration of the Term by way of check (whether directly to Sublandlord, its agents, or to a lock box) or wire transfer, Subtenant acknowledges and agrees that the cashing of such check or acceptance of such wire shall be considered inadvertent and not be construed as creating a month-to-month tenancy. The provisions of this paragraph shall not be deemed to limit or constitute a waiver of any other rights or remedies of Sublandlord provided herein or at law. If Subtenant fails to surrender the Subleased Premises upon the termination or expiration of this Sublease, in addition to any other liabilities to Sublandlord accruing therefrom, Subtenant shall protect, defend, indemnify and hold Sublandlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by Landlord or any succeeding tenant founded upon such failure to surrender and any lost profits to Sublandlord resulting therefrom.

21.Brokerage Commissions. Each party hereby represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with this Sublease, excepting only Cushman & Wakefield, which shall be paid in accordance with an existing agreement with Sublandlord, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Sublease. Each party agrees to protect, defend, indemnify and hold the other harmless from and against any and all claims inconsistent with the foregoing representations and warranties for any brokerage, finder’s or similar fee or commission in connection with this Sublease, if such claims are based on or relate to any act of the indemnifying party which is contrary to the foregoing representations and warranties.

22.Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE SUBLEASED PREMISES, BUILDING OR ARISING OUT OF THIS SUBLEASE OR THE PRIME LEASE.

23.Modification. This Sublease may only be modified by written agreement signed by Sublandlord and Subtenant.

24.Counterparts; DocuSign/PDF Signatures. A DocuSign or PDF signature (or similar electronic signature) on this Sublease shall be equivalent to, and have the same force and effect as, an original signature. This Sublease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

25.Governing Law. The terms and provisions of this Sublease shall be governed by the laws of the Commonwealth of Massachusetts.

26.Consent. It is expressly understood and agreed that this Sublease, and the parties’ rights and obligations hereunder, are contingent upon the Landlord’s written consent of this Sublease, substantially in the form attached hereto as Exhibit C, which final form shall be mutually agreed to by Landlord, Sublandlord and Subtenant. If Landlord’s consent shall not have been obtained within sixty (60) days after the date of this Sublease, Sublandlord and Subtenant shall each have the right to terminate this Sublease by providing the other with its written election to do so before (but not after) Landlord’s consent shall have been obtained. In the event of such notice of termination, neither party shall have any further rights or obligations hereunder, unless within thirty (30) days of the giving of such notice such consent shall have been obtained. Sublandlord shall use commercially reasonable efforts to obtain Landlord’s consent to this Sublease.

27.Sublandlord represents and warrants to Subtenant that as of the date of this Sublease, (a) the Prime Lease attached hereto as Exhibit D is a true and complete copy of the Prime Lease (excluding any redacted terms and conditions not relevant to Subtenant) and has not been amended or modified, (b) the Prime Lease is in full force and effect in accordance with its terms and Landlord has not issued any notice or taken any other step or action the purpose of which is to terminate the Prime Lease, (c) to Sublandlord’s knowledge, there is no existing event of default or event which with the giving of notice or the passage of time or both which would become an event of default by Landlord or Sublandlord under the Prime Lease, (d) Subject to obtaining the Landlord’s consent, Sublandlord has the authority to enter into this Sublease, and (e) Sublandlord will not enter into a termination of the Prime Lease which would result in a termination of the Sublease or enter into any amendment or modification to the Prime Lease which materially adversely affect Subtenant’s rights use of the Subleased Premises without the prior written consent of Subtenant, which consent shall not be unreasonably withheld, conditioned or delayed.

28.In no event shall either party hereto be liable to the other for any loss of business or any other indirect or consequential damages suffered by the other from whatever cause.

29.Provided Subtenant is not in default beyond applicable notice and cure periods hereunder, Subtenant shall have the quiet enjoyment of the Subleased Premises during the Term without interference by Sublandlord or anyone claiming by, through or under Sublandlord, subject however to all terms and conditions of this Sublease and the Prime Lease as incorporated herein.

[SIGNATURES APPEAR ON FOLLOWING PAGE.]

    IN WITNESS WHEREOF, the Sublandlord and Subtenant have each executed this Sublease effective as of the date first above written.

SUBLANDLORD:

Agios Pharmaceuticals, Inc.,
a Delaware corporation

By:    /s/ James Burns
Name:    James Burns
Title:    Chief Legal Officer

SUBTENANT:

GNS Healthcare, Inc. d/b/a Aitia,
a Delaware corporation

By:    /s/ Lyudmila Makowsky
Name:    Lyudmila Makowsky
Title:    Vice President, Finance